MAY 1995 AMENDMENT TO
                    THE AMENDED AND RESTATED
                       ADVISORY AGREEMENT



     THIS AMENDMENT ("Amendment") to the Amended and Restated Advisory Agreement is entered into on the 31st day of May, 1995, between LIFE REASSURANCE CORPORATION OF AMERICA, a Connecticut stock insurance corporation formerly known as General Reassurance Corporation (the "Company") and CONSECO CAPITAL MANAGEMENT, INC., a Delaware corporation (the "Adviser").

     WHEREAS, the Company and the Adviser are parties to the Amended and Restated Advisory Agreement, originally dated
November 16, 1988 and amended as of October 1, 1993 and
December 15, 1994 (the "Agreement"); and

     WHEREAS, the Company and the Adviser now desire to add a confidentiality provision to the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:


     A. The Company and the Adviser agree to add to the Agreement Section 13 in its entirety to read as follows:

          13. Confidentiality. Subject to the duty of the Adviser or the Company to comply with applicable law, each party hereto shall treat as confidential all information with respect to the other party received pursuant to this Agreement.

               (a) DEFINITIONS

               (i) "Investment Reports" include statements, reports, analyses, data, summaries, calculations, formulas and the like concerning portfolio holdings, investment strategy, security selection and performance results, whether in written, oral or electronic form.

               (ii) "Representatives" include the Company's directors, officers, employees, accountants, and legal and financial advisors (1) who are monitoring and evaluating the portfolios or who otherwise need such Investment Reports and (2) who have been informed that the Investment Reports are subject to the terms of this Agreement and agree to be bound by these terms.

               (b) Portfolio, actuarial, asset and liability and other non-public information concerning the Company provided by the Company to the Adviser will be kept strictly confidential. The Adviser shall establish and maintain reasonable procedures to keep Investments Reports, the information supplied by the Company to Adviser for the Investment Reports and other non-public information provided hereunder confidential and to prevent disclosure or distribution other than to the Company or its Representatives. The Adviser will be responsible for compliance with these terms of this Agreement by its officers and employees.

               (c) Investment Reports provided by the
     Adviser to the Company are privileged, may include proprietary information and will be kept strictly confidential. Investment Reports will be used solely for the purpose of monitoring and evaluating the performance of the portfolio under the Adviser's management and for the use by the Company in testing its portfolio assets for regulatory compliance and similar purposes. The Company shall establish and maintain reasonable procedures to keep Investment Reports confidential and to prevent disclosure or distribution other than to its Representatives. The Company will be responsible for compliance with these terms of this Agreement by its Representatives.

               (d) Each party hereto will obtain the other party's approval before sending or making available any
     Investments Report to third parties.


          B.   This Amendment will become effective on May
     31, 1995.


          C.   This Amendment may be executed
     simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first written above.


                                   LIFE REASSURANCE
                                   CORPORATION OF AMERICA



                                   By:/s/ W. Weldon Wilson,
                                      Senior Vice President



                                   CONSECO CAPITAL MANAGEMENT, INC.



                                   By:/S/Maxwell E. Bublitz
                                     President/CEO